Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	Gilmartin Group LLC
D. Ashley Lee	Greg Chodaczek / Lynn Lewis
Executive Vice President, Chief Financial Officer and Chief Operating Officer	Phone: 646-924-1769 investors@cryolife.com
Phone: 770-419-3355

CryoLife Reports Third Quarter 2018 Results

Third Quarter and Recent Business Highlights:

•	Total revenues increased 47 percent to $64.6 million in the third quarter of 2018 compared to the third quarter of 2017
•	Non-GAAP total revenues increased 17 percent in the third quarter of 2018 compared to the third quarter of 2017; Non-GAAP total revenues increased 17 percent on a constant currency basis
•	On-X® revenues increased 36 percent in the third quarter of 2018 compared to the third quarter of 2017
•	JOTEC® revenues were $15.0 million in the third quarter of 2018, a 32 percent increase on a Non-GAAP basis compared to the third quarter of 2017
•	Net income was $1.6 million or $0.04 per fully diluted common share; Non-GAAP net income was $3.1 million, or $0.08 per fully diluted common share

ATLANTA, GA – (October 31,  2018) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the third quarter ended September 30, 2018.

“We had a very successful third quarter which included strong revenue growth, market share gains, new account growth and progress on our clinical and R&D programs,” said Pat Mackin, Chairman, President, and Chief Executive Officer.  “Our On-X and JOTEC products continue to gain momentum as our direct salesforce is effectively conveying the differentiating attributes of these products.  We expect our business momentum to continue and we are therefore updating our full year guidance.  Looking ahead, we have many internal initiatives that we believe can drive substantial future growth.  Given our highly experienced leadership team, we are confident we can deliver on our goals and objectives for 2018.”

Third Quarter 2018 Financial Results

Total revenues for the third quarter of 2018 increased 47 percent to $64.6 million, compared to $44.0 million for the third quarter of 2017.  The increase was primarily driven by $15.0 million in revenues from JOTEC and strong revenue growth from On-X and tissue processing.  Non-

GAAP total revenues for the third quarter of 2018 increased 17 percent, compared to the third quarter of 2017,  a 17 percent increase on a constant currency basis.

Net income for the third quarter of 2018 was $1.6 million, or $0.04 per fully diluted common share, compared to net income of $1.3 million, or $0.04 per fully diluted common share for the third quarter of 2017.  Non-GAAP net income for the third quarter of 2018 was $3.1 million, or $0.08 per fully diluted common share, compared to non-GAAP net income of $3.1 million, or $0.09 per fully diluted common share for the third quarter of 2017.

2018 Financial Outlook

The Company is updating its full-year 2018 financial guidance, as summarized below, and expects total revenues in the fourth  quarter of 2018 to be between $66.5 million and $67.5 million.

	Previous	Revised
Total Revenues	$256.0 million - $260.0 million	$261.5 million - $262.5 million
Gross Margins	65.5% - 66.5% (includes $3.5 million non-cash charges related to acquired JOTEC inventory and distributor inventory buy backs)	65.5% - 66.5% (includes $2.8 million non-cash charges related to acquired JOTEC inventory and distributor inventory buy backs)
R&D Expenses	$23.0 million - $25.0 million	$22.0 million - $23.0 million
Non-GAAP Tax Rate	Mid 20% (excludes effect of nondeductible transaction costs and the tax effect of stock compensation expenses)	same
Non-GAAP EPS	$0.29 - $0.32 (assumes approximately 37.5 million fully diluted shares outstanding and 25% effective tax rate)	$0.30 - $0.33 (assumes approximately 37.5 million fully diluted shares outstanding and 25% effective tax rate)

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2018 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include JOTEC revenues for the same nine-month period in 2017 prior to the closing of the acquisition of JOTEC on December 1, 2017.  The Company did not own JOTEC during the nine-month period ended September 30, 2017, so the Company is unable to report its GAAP revenue

growth for the nine-month period ended September 30, 2018 compared to the same period in 2017.    The Company’s other non-GAAP results exclude (as applicable) business development and integration expenses, amortization expense, and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow,  November  1,  2018 at 8:30 a.m. ET to discuss the results followed by a question and answer session.    To listen to the live teleconference, please dial 201-689-8261.    A replay of the teleconference will be available through November 8, 2018 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13684106.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our forecasted revenues, gross margins, R&D expenses, non-GAAP income tax rate and non-GAAP earnings per share; and our beliefs that our On-X and JOTEC products continue to gain momentum as our direct salesforce is effectively conveying the differentiating attributes of these products, that we expect our business momentum to continue, that we have many internal initiatives that we believe can drive substantial future growth and that we are confident we can deliver on our goals and objectives for 2018.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December

31, 2017.   CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Products	$45,152	$27,029	$138,063	$84,519
Preservation services	19,446	16,970	56,979	52,357
Total revenues	64,598	43,999	195,042	136,876

Cost of products and preservation services:
Products	12,459	6,220	40,166	21,196
Preservation services	9,425	7,917	27,083	23,401
Total cost of products and
preservation services	21,884	14,137	67,249	44,597

Gross margin	42,714	29,862	127,793	92,279

Operating expenses:
General, administrative, and marketing	32,871	24,756	104,946	71,016
Research and development	5,225	4,277	16,314	13,098
Total operating expenses	38,096	29,033	121,260	84,114
Operating income	4,618	829	6,533	8,165

Interest expense	4,104	851	11,863	2,486
Interest income	(52)	(64)	(141)	(159)
Other (income) expense, net	(1,542)	21	(257)	(70)

Income (loss) before income taxes	2,108	21	(4,932)	5,908
Income tax expense (benefit)	543	(1,304)	(2,868)	(803)

Net income (loss)	$1,565	$1,325	$(2,064)	$6,711

Income (loss) per common share:
Basic	$0.04	$0.04	$(0.06)	$0.20
Diluted	$0.04	$0.04	$(0.06)	$0.19

Weighted-average common shares outstanding:
Basic	36,526	32,887	36,331	32,665
Diluted	37,610	34,057	36,331	33,851

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Products:
BioGlue and BioFoam	$15,646	$15,730	$48,685	$48,094
JOTEC	15,004	--	46,669	--
On-X	11,298	8,326	33,495	27,048
CardioGenesis cardiac laser therapy	1,590	1,489	4,514	5,130
PerClot	882	886	2,822	2,641
PhotoFix	732	598	1,878	1,606
Total products	45,152	27,029	138,063	84,519

Preservation services:
Cardiac tissue	9,502	7,932	26,660	23,911
Vascular tissue	9,944	9,038	30,319	28,446
Total preservation services	19,446	16,970	56,979	52,357

Total revenues	$64,598	$43,999	$195,042	$136,876

Revenues:
U.S.	$36,516	$32,208	$108,123	$100,454
International	28,082	11,791	86,919	36,422
Total revenues	$64,598	$43,999	$195,042	$136,876

		(Unaudited) September 30,	December 31,
		2018	2017

Cash, cash equivalents, and restricted securities		$35,311	$40,753
Total current assets		173,952	179,280
Total assets		569,695	589,693
Total current liabilities		30,749	42,940
Total liabilities		292,888	312,635
Shareholders’ equity		276,807	277,058

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) and Diluted Income (Loss) per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP:
Income (loss) before income taxes	$2,108	$21	$(4,932)	$5,908
Income tax expense (benefit)	543	(1,304)	(2,868)	(803)
Net income (loss)	$1,565	$1,325	$(2,064)	$6,711

Diluted income (loss) per common share:	$0.04	$0.04	$(0.06)	$0.19

Diluted weighted-average common
shares outstanding	37,610	34,057	36,331	33,851

Reconciliation of income (loss) before income
taxes, GAAP to adjusted net income, non-GAAP:

Income (loss) before income taxes, GAAP	$2,108	$21	$(4,932)	$5,908
Adjustments:
Business development and integration expenses	1,917	2,998	6,933	4,380
Amortization expense	2,707	1,140	8,195	3,423
Gain on On-X escrow settlement	(2,675)	--	(2,675)	--
Inventory basis step-up expense	62	32	2,805	2,144
Adjusted income before income taxes,
non-GAAP	4,119	4,191	10,326	15,855

Income tax expense calculated at 25% pro forma
tax rate	1,030	1,048	2,582	3,964
Adjusted net income, non-GAAP	$3,089	$3,143	$7,744	$11,891

Reconciliation of diluted income (loss) per
common share, GAAP to adjusted diluted income per common share, non-GAAP:

Diluted income (loss) per common share, GAAP:	$0.04	$0.04	$(0.06)	$0.19
Adjustments:
Amortization expense	0.08	0.04	0.22	0.10
Business development and integration expenses	0.05	0.09	0.19	0.13
Gain on On-X escrow settlement	(0.07)	--	(0.07)	--
Inventory basis step-up expense	--	--	0.07	0.06
Tax effect of non-GAAP adjustments	(0.02)	(0.04)	(0.10)	(0.07)
Effect of 25% pro forma tax rate	--	(0.04)	(0.04)	(0.07)
Adjusted diluted income per common share,
non-GAAP:	$0.08	$0.09	$0.21	$0.34

Diluted weighted-average common
shares outstanding	37,610	34,057	37,351	33,851

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	Growth Rate	2018	2017	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$64,598	$43,999	47%	$195,042	$136,876	42%
Plus: JOTEC pre-acquisition revenues	--	11,339		--	36,439
Total revenues, non-GAAP	$64,598	$55,338	17%	$195,042	$173,315	13%
Impact of changes in currency exchange	--	(203)		--	3,625
Total constant currency revenues, non-GAAP	$64,598	$55,135	17%	$195,042	$176,940	10%

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017		2018	2017
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$64,598	$43,999		$195,042	$136,876
Gross margin, GAAP	$42,714	$29,862		$127,793	$92,279
Gross margin %, GAAP	66%	68%		66%	67%

Gross margin, GAAP	$42,714	$29,862		$127,793	$92,279
Plus: Inventory basis step- up
expense	62	32		2,805	2,144
Gross margin, non-GAAP	$42,776	$29,894		$130,598	$94,423
Gross margin %, non-GAAP	66%	68%		67%	69%

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017		2018	2017
Reconciliation of general,
administrative, and marketing,
GAAP to general, administrative,
and marketing, non-GAAP:
General, administrative, and marketing,
GAAP	$32,871	$24,756		$104,946	$71,016
Less: Business development and
integration expenses	(1,917)	(2,998)		(6,933)	(4,380)
General, administrative, and
marketing, non-GAAP	$30,954	$21,758		$98,013	$66,636

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) to Adjusted EBITDA

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of net income (loss),
GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$1,565	$1,325	$(2,064)	$6,711
Adjustments:
Interest income	(52)	(64)	(141)	(159)
Interest expense	4,104	851	11,863	2,486
Income tax expense (benefit)	543	(1,304)	(2,868)	(803)
Depreciation and amortization expense	4,530	2,331	13,636	6,683
Loss (gain) on foreign currency revaluation	683	21	2,141	(78)
Business development and integration expenses	1,917	2,998	6,933	4,380
Gain on On-X escrow settlement	(2,675)	--	(2,675)	--
Inventory basis step-up expense	62	32	2,805	2,144
Stock-based compensation expense	1,565	1,856	4,685	5,652
Adjusted EBITDA, non-GAAP	$12,242	$8,046	$34,315	$27,016